EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 21, 2022, with respect to the financial statements and supplemental information included in the Annual Report of Aviation Communications and Surveillance Systems 401(k) Plan on Form 11-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statements of L3Harris Technologies, Inc. on Form S-8 (File No. 333-232482).
/s/ Buchbinder Tunick & Company LLP
Bethesda, MD
June 21, 2022